Exhibit 4.49
Published in Federal Gazette of 4/3/2007
Page: 61
Section: 1
Initial ____________________

ACT No. 64327, OF APRIL 02nd, 2007.

THE SUPERINTENDENT OF PUBLIC SERVICES OF THE BRAZILIAN AGENCY OF TELECOMMUNICATIONS - ANATEL, under the powers conferred upon him, pursuant to art. 135, c/c art. 190 and corresponding items, of the Internal Rules of the Brazilian Agency of Telecommunications - Anatel, approved by Resolution No. 270, of July 19th, 2001, and

WHEREAS the provisions of the Regulation of Collection of Public Price for the Right to use Radiofrequencies, approved by Resolution No. 387, of November 3rd, 2004, decides:

Art. 1 To authorize the use of radiofrequencies indicated in the table herein attached, without exclusive right, to INTELIG TELECOMUNICACOES LTDA, up to January 22nd, 2019, to be used for the provision of the Landline Telephone Service for public use (STFC), object of Authorization Instrument No. 01/1999/SPB-ANATEL, of January 21st, 1999.

Art. 2 The Public Price for the Right to use Radiofrequencies - PPDUR, authorized by this Act, calculated in accordance with the provisions of the referred Regulation, is R$ 1,476.00 (one thousand, four hundred and seventy-six Reais), as provided in the table herein attached.

Sole Paragraph: The effective use of radiofrequencies is subject to the collection of the value to be paid for the right to use radiofrequencies, or the payment of the first installment if under installment plan.

Art. 3 The Service Provider shall only use the radiofrequencies herein authorized after obtaining the licenses for the operation of the stations.

Art. 4 This Act shall be in force as of the date of its publication.

(There appears signature)

GILBERTO ALVES
Superintendent of Public Services
Interim

ANATEL/SPB
SICAP: 200790046860
DATE: 04/02/2007
CHECKED: __________________

ANNEX TO ACT No. 64327/2007-ANATEL

AUTHORIZED FREQUENCIES

NETWORK NUMBER	STATION NUMBER	FREQUENCY	K	B (khz )	A (km²)	T2 (years)	F(f)	HISTORICAL VALUE (R$)	CALCULATED VALUE (R$)	DUE VALUE (R$)
00001	0623288478	19.11750000 GHz	20	7000.000000	1.000000	12.00	0.00100	0.00	240.00	240.00
00001	0684595630	18.77750000 GHz	20	7000.000000	1.000000	12.00	0.00100	0.00	240.00	240.00
00015	0608249041	18.00250001 GHz	20	27500.00000	1.000000	12.00	0.00100	0.00	330.00	330.00
00015	0613522974	19.56250001 GHz	20	27500.00000	1.000000	12.00	0.00100	0.00	330.00	330.00
00021	0623283549	38.97600000 GHz	20	28000.00000	1.000000	12.00	0.00100	0.00	336.00	336.00
00033	0687598893	39.03200000 GHz	20	28000.00000	1.000000	12.00	0.00100	392.00	336.00	0.00
00033	0687598923	37.77200000 GHz	20	28000.00000	1.000000	12.00	0.00100	392.00	336.00	0.00
TOTAL VALUE (R$)								0.00	480.00	1,476.00